As filed with the Securities and Exchange Commission, January __, 2017

 Registration No.333-209346

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HIP CUISINE, INC.
(Exact name of registrant as specified in its charter)

Florida	5812	47-3170676
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2250 NW 114th Ave. Unit 1P, PTY 11020,

Miami, FL 33172-3652

Ph: 011-507-6501-8105

(Address and telephone number of registrant’s principal offices)

Copies to:

O’Neal Law Office

c/o William D. O’Neal, Esq.

430 N. Granite Street

Gilbert, AZ 85234

(480) 409-1146

wdoneal@outlook.com

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

 CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share(2)	Proposed maximum aggregate offering price(4)	Amount of registration fee(3)

Common Stock (1)	1,000,000	$0.50 per share	$500,000	$57.95

Total:	1,000,000	$0.50 per share	$500,000	$57.95

(1)	1,000,000 shares of common stock offered by the Company
(2)

There is no current market for the securities. Although the Registrant’s common stock has a par value of $0.001, the Registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the Registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)	Registration Fee has been paid via Fedwire.
(4)	Estimated Solely for the purpose of calculating the registration fee pursuant to Rule 457.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion dated __, 2017

Hip Cuisine, Inc.

$500,000

Up To 1,000,000 Shares of Common Stock Offered By the Company

The name of our company is Hip Cuisine, Inc., and we were incorporated in the State of Florida on March 24, 2014. This is our offering. We are a development stage company and to date have generated only minimum revenues. Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. Our officers and directors will offer and sell, on our behalf, up to 1,000,000 shares of our common stock at $0.50 per share (the “Shares”) on a best efforts basis that will not utilize a third party underwriter or broker-dealer (the “Offering”). Our officers and directors will not receive any compensation for selling Shares in the Offering. Our officers and directors will solicit investments in the Shares from friends, family and those persons with which he has a prior business relationship and that he reasonably believes would have an interest in investing in the Company. Our officers and directors will distribute to all interested investors a copy of the Company’s then effective Prospectus.

Completion of this Offering is not subject to us raising a minimum amount of money. The Offering is intended to be a self-underwritten public offering, with no minimum purchase requirement. We may receive no proceeds from this Offering and potential investors may end up holding shares in a company that has not received enough proceeds to continue its operations and has no market for its shares. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this Offering.

This Offering will terminate 180 days from the effective date of this Prospectus (the “Termination Date”), unless extended by the Board of Directors for an additional 90 days, although we may close the Offering on any date prior to the Termination Date, if the Offering is fully subscribed or upon the vote of the Board of Directors. Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to: amount of funds raised, potential to raise additional capital, and response to the Offering as of that date.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained. Spartan Securities is our market maker and filed an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so that the shares of our common stock may be quoted on an inter-dealer quotation system such as the OTC Markets or the Nasdaq OMX. The Company’s application has been accepted and the Company has been assigned the symbol HIPC. There have been no trades in our stock since it began trading on December 29, 2016.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our unaudited financial statements for the period ending September 30, 2016. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

This Offering involves a high degree of risk. Please see Risk Factors starting on page 10 to read about factors you should consider before buying any of the Shares pursuant to this Offering.

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	Offering Price ($)	Offering Expenses ($)(1)		Net Proceeds to Us if 25% of Shares Sold (250,000 Shares) ($)	Net Proceeds to Us if 50% of Shares Sold (500,000 Shares) ($)	Net Proceeds to Us if 75% of Shares Sold (750,000 Shares) ($)	Net Proceeds to Us if 100% of Shares Sold (1,000,000 Shares) ($)

Per Share	0.50			0.50	0.50	0.50	0.50

Total (2)	500,000	8,500	(3)	116,500	241,500	366,500	491,500

(1)	The total amount of offering expenses is estimated to be $8,500. See “Use of Proceeds” for additional information.

(2)

There are no underwriting discounts or commissions being paid in connection with this offering. Our officers and directors will not receive any compensation for their role in offering or selling the shares in this offering.

(3)	Net Proceeds includes the deduction of offering expenses estimated to be $8,500.

The information in this Prospectus is not complete and may be changed. The Company may not sell the Shares until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This Prospectus is not an offer to sell the Shares nor is it a solicitation of an offer to buy the Shares in any state where the offer or sale is not permitted.

There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile. If no market develops, you will not be able to resell your shares publicly.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Investment in the common stock offered by this prospectus involves a high degree of risk. You may lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __, 2017

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You should rely only on the information contained in this Prospectus and in any Prospectus Supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

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ITEM 3. PROSPECTUS SUMMARY

Hip Cuisine, Inc.

This summary contains material information about us and the offering which is described in detail elsewhere in the Prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors” on page 9, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “Hip” refer to Hip Cuisine, Inc., a Florida corporation.

Our Business

Hip Cuisine, Inc. was incorporated in the state of Florida on March 24, 2014. Our United States offices are currently located at 2250 NW 114th Ave. Unit 1P, PTY 11020, Miami, FL 33172-3652. Our Panama offices are located at Balboa Boutiques, Ave. Balboa, Local 104, Panama City, Panama. Our telephone number is 011-507-6501-8105.

On September 30, 2014, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Hip Cuisine, Inc., a Panamanian corporation incorporated on February 24, 2014 (“Hip Panama”), and its sole shareholder, and our Chief Executive Officer, President and Director, Natalia Lopera, whereby we acquired one hundred percent (100%) of the issued and outstanding common stock of Hip Panama in exchange for 5,000,000 shares of our Common Stock. Upon the consummation of the Share Exchange Agreement, Hip Panama became a wholly-owned subsidiary of our Company.

We are a growing Latin American fusion restaurant concept that delivers fast nutritious healthy food combined with Cold Press juices and Smoothies. We entered into a 3 year lease agreement for our first location at Balboa Boutiques in Panama City, Panama in 2014 and after 1 year of construction we opened for business in July of 2015.We deliver a full service menu that is low in carbohydrates, sodium and with all natural super food ingredients for an affordable price tailored for the customer on the go, but looking for a nutritious meal. Inspired by Latin nutritionist and Best Selling author of the book “RETA TU VIDA” Jose Fernandez, the menu includes Vegan Friendly dishes, vegetarian as well as fresh fish, chicken and steak to serve the average customer who is looking for a healthy alternative. We source foods from local organic growers and deliver healthy cuisine using only fresh products and deliver a never-frozen menu. The restaurant does not come equipped with a freezer and that fact is advertised to our customers. We offer a contemporary and comfortable atmosphere with an open grill and salad bar so customers can watch as the food is prepared. We opened our first location in Panama City, and we project to have at least fifteen (15) company-owned locations open and operating within the next three (3) years. This may be achieved through acquisitions or additional financings to open additional locations. We are targeting Panama, Miami Florida and Southern California. The fitness market is exploding in Latin America and we will open the first two (2) company-owned locations in Panama to take advantage of areas that has less competition and lower cost to open than the United States market, but still has a high demand for a nutritious, healthy, low sodium and carbohydrate, super food menu delivered at an affordable price.

From inception through the period ending September 30, 2016, we have generated $151,808 in revenues. Our first restaurant is located in Panama City, Panama and opened for business on July 11, 2015. We have entered into a lease to open a second restaurant location, and this location will be 120 square meters larger than our first location in the Balboa Boutiques shopping center in Panama City. The extra meters will be used to build the production kitchen where we will prepare the meal packages and juices for the restaurant and deliveries.

On October 24, 2016, we entered into an Asset Purchase Agreement (the “Agreement”) with Rawkin Bliss, LLC, a California limited liability company (“RB”), whereby we agreed to acquire the assets of RB more particularly described in the Agreement (the “Assets”) in exchange for the our assuming liabilities of RB in the amount of $300,000 described in Section 1.4 of the Disclosure Schedule of the Agreement (“Assumed Liabilities”). Pursuant to the Agreement, we will advance the payment for the Assumed Liabilities as they become due. Payments may be made in cash or restricted shares of our common stock, at our option. The closing on the Assets will take place on February 15, 2017 upon the completion of a PCAOB qualified audit of RB (the “Closing”). In the event the Closing does not occur as the result of a material default by Seller, RB shall be obligated to pay back any and all advances made by the Company for the Assumed Liabilities.

We plan to open additional locations throughout Panama, Miami Florida and Southern California over the next three (3) years.

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Except as otherwise disclosed in this section, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

Our Chief Executive Officer and President is Natalia Lopera, who currently serves as the sole director. Ms. Lopera resides in Panama City, Panama. Our Chief Financial Officer is Douglas W. Samuelson. Mr. Samuelson resides in Agoura Hills, California.

Since there is no minimum amount of shares that must be sold by the Company. We may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

The Company’s fiscal year end is December 31st.

 About this offering

This Prospectus relates to a total of 1,000,000 shares of common stock of Hip Cuisine, Inc., a Florida corporation.

Shares being registered by the Company

The Company is offering 1,000,000 Shares of its common stock for sale in a self-underwritten, best-efforts offering. The Company will receive up to $500,000 in the event that all the 1,000,000 shares of common stock are sold, of which there can be no assurance.

The proceeds of this offering, if any, will be used as follows: $300,000 to settle liabilities assumed in the asset purchase agreement with Rawkin Bliss of Burbank California and the balance of the offering of $191,500 shall be used to open additional spoke locations in Southern California and Panama. The “Hub & Spoke” model is where we have the production kitchen that will produce and deliver to our restaurant locations and various gyms and outlets that are within range of the production kitchens. We project that if successful in completing this offering, then we will be able to open a maximum of four spokes and a minimum of two in Panama and Southern California. This offering will terminate on the earlier of the sale of all of the shares offered or 180 days after the date of the prospectus, unless extended an additional 90 days by the board of directors.

See “Use of Proceeds” “Description of Business - The Company - Plan of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

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The Offering

Terms of the Offering

As of the date of this prospectus, The Company has 6,585,333 shares of Common Stock issued and outstanding. The Company is registering an additional 1,000,000 shares of its Common Stock for sale at the price of $0.50 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Natalia Lopera and Douglas W. Samuelson will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Ms. Lopera and Mr. Samuelson are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Lopera and Mr. Samuelson will not be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities. Ms. Lopera and Mr. Samuelson are not, nor have they been within the past 12 months, a broker or dealer, and they have not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Ms. Lopera and Mr. Samuelson will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Lopera and Mr. Samuelson have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

The Company’s officers, directors and control persons do not intend to purchase any shares in this Offering.

Jumpstart Our Business Startups Act:

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For so long as we are an emerging growth company, we will not be required to:

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•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any September 30 before that time, we would cease to be an emerging growth company as of the following September 30, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1). This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

SUMMARY FINANCIAL DATA

The summarized financial data presented below is derived from, and should be read in conjunction with, our unaudited financial statements and related notes for the nine month period ending September 30, 2016, and the audited financial statements for the year ended December 31, 2015 and the period from February 24, 2014 (date of inception) to December 31, 2014, included on Page F-1 in this prospectus.

Financial Summary	September 30, 2016	December 31, 2015

Cash and cash equivalents	$94,236	$2,354
Fixed assets	$95,913	$87,353
Total Assets	$307,979	$104,253
Total Liabilities and stockholders’ equity	$307,979	$104,253

Statement of Operations	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015

Revenues	$98,347	$33,114
Cost of Revenues	32,341	14,078
Total Operating Expenses	$214,246	$90,922
Net loss for the Period	$(148,240)	$(64,443)

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Risk Factors

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis,” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

Risks Related to Our Business and Industry

We are in early stages of development and have small operational activities since inception.

We are in an early stage of development and have earned $151,808 in revenues since our inception through September 30, 2016. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. For the nine month period ending September 30, 2016 we have incurred a net loss of $148,240. We expect to continue to incur operating losses for the foreseeable future, and such losses may be substantial. Given our history of operating losses, we cannot assure you that we will be able to achieve or maintain operating profitability on an annual or quarterly basis or at all. If we are unable to execute our business plan as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our consolidated financial statements as of and for the year ended December 31, 2015. Because we have generated only minimal revenues to date from our operations, our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. The fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business may suffer.

To date, we raised $375,000 in our initial public offering. We have also relied upon cash in the form of loans from our Chief Executive Officer, President and Director, Natalia Lopera and from our operation activities.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated. As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.

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We have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all. If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition. Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which could significantly harm the business and development of operations. Because our independent auditors have expressed doubt as to our ability to continue as a “going concern,” as reported in their report on our financial statements, our ability to raise capital may be severely hampered. Similarly, our ability to borrow any such capital may be more expensive and difficult to obtain until this “going concern” uncertainty is resolved.

We manage our business towards the achievement of long-term growth, which may not be consistent with the short-term expectations of some investors, and may cause significant fluctuations in our quarterly results.

As a company, we believe in the long term. As a public company, this will not change. If opportunities arise that might cause us to sacrifice our performance with respect to short-term financial or business metrics, but that we believe are in the best interests of our stockholders, we will take those opportunities. We plan to continue to manage our business towards the achievement of long-term growth that we believe will positively impact long-term stockholder value, and not towards the realization of short-term financial or business metrics, or short-term stockholder value.

We will make decisions that reduce our short-term operating results if we believe that these decisions are consistent with our strategic objective to achieve long-term growth. These decisions may not be consistent with the short-term expectations of some investors, and may cause significant fluctuations in our operating results from period to period. In addition, notwithstanding our intention to make strategic decisions that positively impact long-term stockholder value, the decisions we make may not produce the long-term benefits we expect.

Following this offering, our Chief Executive Officer, President, Director and principal stockholder, Natalia Lopera, will control a majority of the combined voting power of our outstanding capital stock. As a result, she will be able to continue to exercise significant influence and control over the establishment and implementation of our future business plans and strategic objectives, as well as control all matters submitted to our stockholders for approval. Ms. Lopera may manage our business in ways with which you disagree and which may be adverse to your interests.

Our Chief Executive Officer and President resides outside the U.S. which may make bringing claims or actions against her difficult.

Our Chief Executive Officer, President and sole Director, Natalia Lopera, resides in the country of Panama. As a result, it may be difficult for shareholders to initiate actions or claims against her or enforce any judgments that may be obtained against her.

Our Chief Financial Officer has conflicts of interest in that he has other time commitments that will prevent him from devoting full-time to our operations, which may affect our operations.

Our Chief Executive Officer, President and sole Director, Natalia Lopera, devotes 100% of her working time to the business of our Company. However, our Chief Financial Officer, Douglas Samuelson, only devotes approximately twenty-five percent (25%) of his full working time to operation and management of us. As a result, the implementation of our business plans may be impeded. Mr. Samuelson also currently provides his services to other companies on a consulting basis, and devotes approximately seventy-five percent (75%) of his working time to that business. As a result of this additional obligation and time commitment, Mr. Samuelson may have actual or potential conflicts of interest, and has limited time in which to devote to our operations, which may slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, if Mr. Samuelson became unable to handle the daily duties of the Chief Financial Officer on his own, we may not be able to hire additional qualified personnel to replace him in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Because we only have minimal revenues, we expect to incur operating losses for the foreseeable future.

We have generated minimal revenues. We anticipate that we will incur increased operating expenses without realizing any significant increase in revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the operation and expansion of our restaurant concept, we will fail and you will lose your entire investment.

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on the performance of our senior management. In particular, our success depends on the continued efforts of our Chief Executive Officer, President and Director, Natalia Lopera and our Chief Financial Officer, Douglas W, Samuelson. The loss of their services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with our officer, nor do we have key person insurance covering his loss.

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Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including Securities Exchange Commission (the “SEC”) regulations and NASDAQ Market rules, are creating uncertainty for companies. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation in our industry regarding trademarks and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own trademark rights that might infringe upon our products, trade dress or other activities, and our competitors or other trademark holders may assert that our products and trade dress are covered by their trademarks. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

Our products may not gain commercial or market acceptance, which would prevent us from achieving increased revenues and market share.

The development of a successful market for our products may be adversely affected by a number of factors, many of which are beyond our control, including:

•	our failure to produce products or services that compete favorably against other products or services on the basis of cost, quality, and performance;
•	any limitations or perceived inefficiencies;
•	the willingness of the target population to try our services or products and whether or not customers will accept our services or products; and
•	the strength of marketing, service and product support and timing of market introduction.

If our services or products fail to gain market acceptance, we would be unable to realize revenues, gain or increase market share and achieve and sustain profitability.

As our business grows, we will need to attract additional managerial employees which we might not be able to do.

Natalia Lopera, our Chief Executive Officer, President and Director, and Douglas W. Samuelson, our Chief Financial Officer, are our only officers and director. In order to grow and implement our business plan, we would need to add managerial talent in food preparation, sales, technical, and finance to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

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Should we lose the services of Natalia Lopera or Douglas W. Samuelson, our financial condition and proposed expansion may be negatively impacted.

Our future depends on the continued contributions of Natalia Lopera, our founder, Chief Executive Officer, President, Secretary and Director, and Douglas W, Samuelson, our Chief Financial Officer, who would be difficult to replace. The services of Ms. Lopera and Mr. Samuelson are critical to the management of our business and operations. We do not maintain key man life insurance on Ms. Lopera nor Mr. Samuelson. Should we lose the services of Ms. Lopera and Mr. Samuelson and be unable to replace their services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Because we do not have an audit or compensation committee, shareholders will have to rely on the one member of our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions are performed by our sole director. Because our directors are not independent, there is a potential conflict between their or our interests and our shareholders’ interests since Natalia Lopera, our sole board member is also our Chief Executive Officer and President, who will participate in discussions concerning management compensation and audit issues that may affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The market for health food restaurants is highly competitive. Our competitors vary in size and in the variety of products and services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, and an established customer base.

These competitors may be able to adapt more quickly to our market and changes in customer tastes and requirements. They may also be able to devote greater resources to the promotion and sales of their products and services than we can, or may adopt more aggressive pricing policies. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing customer tastes demands.

Our industry is characterized by rapid changes in customer tastes and market demands. As a result, our products and services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to changing customer tastes and preferences, anticipate market demands, develop new products and services and enhance our current services on a timely and cost-effective basis. Further, our products and services must remain competitive with those of other companies with substantially greater resources. We may experience difficulties that could delay or prevent the development, introduction or marketing of new products and services to satisfy rapidly changing customer tastes and demands.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Ms. Lopera lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

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Risks Related to our Common Shares

We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 6,585,333 shares are issued and outstanding. The future issuance of additional shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. Additionally, the terms of any preferred stock that we might issue may substantially dilute the voting rights of our then-current stockholders, or may require us to pay significant dividends before any distributions may be made to our other stockholders.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. Spartan Securities, our market maker, has submitted an application to FINRA for admission to quotation of our securities on the OTC Markets. The Company’s application has been accepted and the Company has been assigned the symbol HIPC. There have been no trades in our stock since it began trading on December 29, 2016.

If for any reason a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

The price of our shares in this Offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the Common Stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the Common Stock in the trading market after this Offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.

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The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our Common Stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our Common Stock may find it difficult to sell their shares.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board or other Over-the-Counter market following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of the acquisition of assets and achievement of milestones, or the inability to so acquire assets or achieve milestones;

•	our relationships with other companies or capital commitments;

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•	additions or departures of key personnel;

•	sales of capital stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock.

We intend to apply for listing with Standard and Poor’s Corporate Manual, a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide us with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S. Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-nine states, certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by persons who purchase shares under this prospectus. In these states, territories and district, so long as we obtain and maintain a listing with Standard and Poor’s Corporate Manual or in Mergent, Inc., secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states, territories and district. These 39 states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Voting control of our common stock is possessed by Natalia Lopera. This concentration of ownership could discourage or prevent a potential takeover of Hip Cuisine, Inc. that might otherwise result in your receiving a premium over the market price for your common stock.

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The voting control of our common stock is possessed by Natalia Lopera, our President, Chief Executive Officer, and Director, who was issued 5,500,000 shares, or 83.5%, of our Common Stock in the year 2014. Holders of our Common Stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Natalia Lopera has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock. After this Offering, assuming all of the shares in this Offering are sold, which there can be no guarantee, Ms. Lopera will still retain 72.5% ownership and control in the Company.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Florida law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

Currently 85,333 outstanding shares of our Common Stock are ‘‘restricted securities’’ within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our stockholders being that the OTC Markets (if and when listed thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only over the OTC Markets. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

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Cautionary Notice Regarding Forward Looking Statements

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective director, officer or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects

•	the Company’s business and growth strategies

•	the Company’s financing plans and forecasts

•	the factors that management expects to contribute to its success and the Company’s ability to be successful in the future

•	the Company’s business model and strategy for realizing positive results when sales begin

•	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;

•	expenses

•	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results

•	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects

•	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared

•	the impact of new accounting pronouncements on its financial statements

•	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months

•	the Company’s market risk exposure and efforts to minimize risk

•	development opportunities and its ability to successfully take advantage of such opportunities

•	regulations, including anticipated taxes, tax credits or tax refunds expected

•	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

•	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results, and

•	expectations, plans, beliefs, hopes or intentions regarding the future.

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Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operations if required

•	the Company’s inability to effectively manage its growth

•	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

•	the Company’s inability to successfully compete against existing and future competitors

•	the effects of intense competition that exists in the industry

•	the effects of an economic downturn and its effect on consumer spending

•	the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to the Company’s business or lack of growth in the business, may result in significant write-downs or impairments in future periods

•	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters

•	financial community perceptions of the Company and the effect of economic, credit and capital market conditions on the economy and,

•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

ITEM 4. USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means the Company will receive $500,000 if all of the Shares of Common Stock offered hereunder are purchased. However, the Company cannot guarantee that it will sell any or all of the Shares being offered by the Company.

Shares Offered (% Sold)	100% of offered Shares are sold	75% of offered Shares are sold	50% of offered Shares are sold	25% of offered Shares are sold
Gross Offering Proceeds	$500,000	$375,000	$250,000	$125,000
Approximate Offering Expenses	$8,500	$8,500	$8,500	$8,500
Total Net Offering Proceeds	$491,500	$366,500	$241,500	$116,500
Principal Uses of Net Proceeds	$300,000	$300,000
Open Spoke Locations	$150,000	$50,000	$200,000	$100,000
General Working Capital	$41,500	$16,500	$41,500	$16,500

______________

(1)	Any line item amounts not expended completely shall be held in reserve as general working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

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If we raise less than 25% of our Offering, we plan to proceed with our business plan as stated. We will likely resort to borrowing funds from our director or selling additional common stock. However, we cannot guarantee that Ms. Lopera will be in a position to make any such loan to our Company. If we are unable to raise a minimum of $50,000 from this Offering and/or obtain such minimum amount in combination with other potential sources of equity and/or debt financing on a timely basis, we will only be able to maintain minimal operations and will not be able to expand our business. We do not have any arrangements to sell additional shares at this time other than the proceeds from this offering.

In the event that we raise at least $116,500 of Net Proceeds from the sale of shares in this Offering (i.e., 25% of the shares being offered are sold), during the next six (6) months, we will be able to have an operating business with one (2) restaurant locations and open two additional spoke locations within distance from our production kitchen. We will allocate $100,000 to open the two spoke locations and the balance of $16,500 shall be allocated to general working capital.

If 50% of the Offering is sold, we will use the Net Proceeds of $200,000 to open four additional spoke locations within distance of the production kitchen and the balance of $41,500 shall be allocated to general working capital.

If 75% of the Offering is sold, we will use the Net Proceeds of $366,500 to complete the asset purchase of Rawkin Bliss and open one spoke location within distance of the production kitchen and the balance of $16,500 shall be allocated to general working capital.

If 100% of the Offering is sold, we will use the Net Proceeds of $491,500 to complete the asset purchase of Rawkin Bliss and open three spoke locations within distance of the production kitchen and the balance of $41,500 shall be allocated to general working capital.

If we require additional funding, we will seek such funds from Ms. Lopera, and/or her friends, family, and business acquaintances in order to continue operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on acceptable terms since the Company has not received any firm commitments or indications of interest from the friends, family members, or business acquaintances of our officer and director regarding potential investments in the Company.

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ITEM 5. DETERMINATION OF OFFERING PRICE

We have proposed a selling price of $0.50 per share. The offering price was arbitrarily determined by us and has no relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale. If our shares become quoted on the Over-The-Counter Bulletin Board, our shareholders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

ITEM 6. DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the arbitrary determination of the offering price of the Shares being offered. Dilution of the value of the Shares you purchase is also a result of the lower book value of the shares held by the existing stockholders.

As of September 30, 2016, the net tangible book value of the Company shares was $74,488 or approximately $0.0119 per share, based upon 6,252,333 shares outstanding.

We are offering shares of our common stock at a fixed Offering Price of $0.50 per share through this Offering. Following is a table detailing dilution as of September 30, 2016, to investors if 100%, 75%, or 50%, of the Offering is sold.

	100% of offered Shares are sold	75% of offered Shares are sold	50% of offered Shares are sold	25% of offered Shares are sold
Offering Price	$0.50 per share	$0.50 per share	$0.50 per share	$0.50 per share
Net tangible book value at 9/30/16	$0.0119 per share	$0.0119 per share	$0.0119 per share	$0.0119 per share
Net tangible book value after giving effect to the Offering	$0.0780 per share	$0.0630 per share	$0.0468 per share	$0.0294 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0661 per share	$0.0511 per share	$0.0349 per share	$0.0175 per share
Per Share Dilution to New Investors	$0.4220 per share	$0.4370 per share	$0.4532 per share	$0.4706 per share
Percent Dilution to New Investors	84.4%	87.4%	90.6%	94.1%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering:

	Total Price Per Share		Number of Shares Held	Percent of Ownership	Consideration Paid
Our Officer and Director	$	*	5,500,000	84.6%	$	*
Investors in This Offering		$0.50	1,000,000	15.3%		$500,000

_______

*

Ms. Lopera obtained 5,000,000 shares of our common stock pursuant to the Share Exchange Agreement, and 500,000 shares for services rendered in the formation of the Company valued in the aggregate at $500 or $0.001 per share.

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ITEM 7. SELLING STOCKHOLDERS

Our current shareholders are not selling any of the Shares being offered in this Prospectus.

ITEM 8. PLAN OF DISTRIBUTION

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits the Company’s officers and directors to sell the Shares being offered by the Company directly to the public, with no commission or other remuneration payable to him for any Shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. The officers and directors will sell the Shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on the Company’s behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company’s officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.

Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control person and affiliates do not intend to purchase any Shares in this offering.

Additionally, our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

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Terms of the Offering, Shares being offered by the Company

The Shares being offered by the Company will be sold at the fixed price of $0.50 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable. The purchase price of $0.50 per share shall apply to all purchases regardless of the number of shares purchased and there will be no issuance of fractional shares.

This Offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the Board of Directors votes to extend the Offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. The Offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” Offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares being sold by the Company in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received and accepted by the Company, are irrevocable. All checks for subscriptions should be made payable to the Hip Cuisine, Inc.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Trading History

There is currently no public or other market for our Common Stock, and we cannot guarantee that any such market will develop in the foreseeable future. Spartan Securities has filed an application with FINRA on our behalf so as to be able to quote the shares of our Common Stock on OTC Markets. The Company’s application has been accepted and the Company has been assigned the symbol HIPC. There have been no trades in our stock since it began trading on December 29, 2016.

Common Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, with a par value of $0.001 per share. As of December 31, 2016, there were 6,585,333 shares of our Common Stock issued and outstanding. Our shares are held by 42 stockholders of record. The holders of Company Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

The authorized capital stock of the Company consists of 1,000,000 shares of preferred stock, par value $0.001. We have not issued and do not have outstanding any shares of preferred stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

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Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 1,000,000 shares are sold, Natalia Lopera, our Chief Executive Officer and Sole Director, will own 72.5% of our outstanding shares. Stockholders have no pre-emptive rights.

 Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements for the year ending December 31, 2015 that have been included in this prospectus have been audited by Pritchett, Siler & Hardy PC.

Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Change in Independent Reporting Accountant

1) Previous Independent Auditors:

a.

On January 4, 2016, Cutler & Co., LLC (“Cutler”) resigned as the Company’s registered independent public accountant. On January 4, 2016, the Company engaged Pritchett, Siler & Hardy PC (“Pritchett”) as its new registered independent public accountant.

b.

For the period from February 24, 2014 (“Inception”) to December 31, 2014, Cutler’s report did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

c.	The decision to engage Pritchett was approved by the Company’s board of directors.

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d.

Through the period covered by the financial audit from February 24, 2014 (“Inception”) to the period ended December 31, 2014 there have been no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Cutler would have caused them to make reference thereto in their report on the financial statements. For the interim period through January 6, 2016 (the date of notification of resignation), there have been no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Cutler would have caused them to make reference thereto in their report on the financial statements.

e.	We have authorized Cutler to respond fully to any inquiries of Pritchett.

f.

During the period from February 24, 2014 (“Inception”) to December 31, 2014 and the interim period through January 6, 2016, there have been no reportable events between the Company and Cutler as set forth in Item 304(a)(1)(v) of Regulation S-K.

g.

The Company provided a copy of the foregoing disclosures to Cutler prior to the date of the filing of this report and requested that Cutler furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report. A copy of this letter is filed as Exhibit 16.1 to this Form S1.

2) New Independent Accountants:

a.

On January 6, 2016, the Company engaged Pritchett, Siler & Hardy PC, as its new registered independent public accountant. During the period from February 24, 2014 (“Inception”) to December 31, 2014 and prior to January 6, 2016 (the date of the new engagement), we did not consult with Pritchett regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Pritchett, in either case where written or oral advice provided by Pritchett would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

The O’Neal Law Office has passed upon the validity of the shares being offered and certain other legal matters and is representing the Company in connection with this offering.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

Description of the Business

Hip Cuisine, Inc. was incorporated in the state of Florida on March 24, 2014. Our offices are currently located at 2250 NW 114th Ave. Unit 1P, PTY 11020, Miami, FL 33172-3652. Our telephone number is 011-507-6501-8105.

On September 30, 2014, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Hip Cuisine, Inc., a Panamanian corporation incorporated on February 24, 2014 (“Hip Panama”), and its sole shareholder, and our Chief Executive Officer, President and Director, Natalia Lopera, whereby we acquired one hundred percent (100%) of the issued and outstanding common stock of Hip Panama in exchange for 5,000,000 shares of our Common Stock. Upon the consummation of the Share Exchange Agreement, Hip Panama became a wholly-owned subsidiary of our Company.

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We are a growing Latin American fusion restaurant concept that delivers fast nutritious healthy food combined with Cold Press juices and Smoothies. We entered into a 3 year lease agreement for our first location at Balboa Boutiques in Panama City, Panama in 2104 and after 1 year of construction we opened for business in July of 2015. We deliver a full service menu that is low in carbohydrates, sodium and with all natural super food ingredients for an affordable price tailored for the customer on the go, but looking for a nutritious meal. Inspired by Latin nutritionist and Best Selling author of the book “RETA TU VIDA” Jose Fernandez, the menu includes Vegan Friendly dishes, Vegetarian as well as fresh fish, chicken and steak to serve the average customer who is looking for a healthy alternative. . We source foods from local organic growers and deliver healthy cuisine using only fresh products and deliver a never-frozen menu. The restaurant does not come equipped with a freezer and that fact is advertised to our customers. We offer a contemporary and comfortable atmosphere with an open grill and salad bar so customers can watch as the food is prepared. We opened our first location in Panama City, and started construction of our 2nd location in Costa del Este Panama which is projected to be operating in January of 2017. We project to have at least fifteen (15) company-owned locations open and operating within the next three (3) years. We are targeting Panama, Southern California and Miami Florida. The fitness market is exploding in Latin America and we will open the first two (2) company-owned locations in Panama to take advantage of areas that has less competition and lower cost to open than the United States market, but still has a high demand for a nutritious, healthy, low sodium and carbohydrate, super food menu delivered at an affordable price.

On October 24, 2016, we entered into an Asset Purchase Agreement (the “Agreement”) with Rawkin Bliss, LLC, a California limited liability company (“RB”), whereby we agreed to acquire the assets of RB more particularly described in the Agreement (the “Assets”) in exchange for the our assuming liabilities of RB in the amount of $300,000 described in Section 1.4 of the Disclosure Schedule of the Agreement (“Assumed Liabilities”). Pursuant to the Agreement, we will advance the payment for the Assumed Liabilities as they become due. Payments may be made in cash or restricted shares of our common stock, at our option. The closing on the Assets will take place on February 15, 2017 upon the completion of a PCAOB audit of RB (the “Closing”). In the event the Closing does not occur as the result of a material default by Seller, RB shall be obligated to pay back any and all advances made by the Company for the Assumed Liabilities.

Activities to date

We have accomplished the following:

1.) We entered into a three (3) year lease agreement with Centro Comercial Soho Balboa, S.A at the Balboa Boutiques www.balboaboutiques.com located in Panama City, Panama.

2.) We completed construction of our flagship restaurant located in Panama City, Panama, and opened for business in July of 2015.

3.) We entered into an agreement with Pineapple Technologies in Panama City to offer a state of the art Apple based, cloud technology, POS system. This system offers a low cost yet high end technology that is scalable and has many other features beside the POS system like inventory control which is a high priority since we do not freeze any of the items offered daily on our menu.

4.) We entered into a five (5) year lease agreement with Plaza 770 in Costa del Este Panama and started construction of a 288 sq meter location with production kitchen scheduled to be operating by January of 2017.

5.) We successfully closed our initial public offering on Form S-1 of 1,000,000 shares on October 12, 2016.

6.) We entered into an Asset Purchase Agreement with Rawkin Juice of Burbank California www.rawkinjuice,com, which upon the successful completion of this offering, or upon our ability to raise additional funds, and upon the successful completion of the Rawkin Juice 2015 & 2016 audits, we anticipate the closing on or before February 15, 2017.

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Products and Services

Hip is a growing Latin American fusion restaurant concept that delivers fast nutritious healthy food by offering a menu that is low in carbohydrates, sodium and with all natural super food ingredients for an affordable price along with a large variety of “Cold Pressed” juices and Smoothies tailored for the customer on the go, but looking for a nutritious meal. Inspired by Latin nutritionist Jose Fernandez the menu includes Vegan Friendly dishes, Vegetarian as well as fresh fish, chicken and steak to serve the average customer who is looking for a healthy alternative.

Strategy and Marketing Plan

We opened our flagship restaurant in Panama City, Panama in July of 2015, and we project to have at least fifteen (15) company owned locations open and operating within the next three (3) years. We are targeting Panama, Southern California and Miami, Florida. The fitness market is exploding in Latin America and Hip will open the first two (2) company owned locations in Panama to take advantage of areas that have less competition and lower costs to open than the United States market but still have a high demand for a nutritious, healthy, low sodium and carbohydrate, super food menu delivered as a fast food at an affordable price.

We have entered into a lease for the second location in Panama, and currently we are under construction of a 288 sq. meter restaurant with a production kitchen. The new location is projected to be operating by January of 2017. Using the “Hub & Spoke” model we will identify the next three additional three (3) spoke locations that will be within distance of the new production kitchen. These locations will be smaller in sq. footage and will only offer items that are ready made or “Grab & Go”. This requires fewer employees and only refrigerators to store the products, Therefore the cost to open is substantially less than a full service restaurant. It will be necessary to raise additional funds in order for us to open the spoke locations. We may also have the ability to fund the equipment through a local bank in Panama, but there is no assurance that we will be successful in equipment financing. We have also entered into an asset purchase agreement with Rawkin Juice of Burbank California and is scheduled to close on or before February 15, 2017. This will require an additional capital raise. There is no assurance that we will be successful or that additional capital will be available to us.

If successful with the asset purchase of Rawkin Juice of Burbank California, we will open an additional four (4) spoke locations within distance of the production kitchens in Burbank California and Costa del Este Panama. The combined business models of Rawkin Juice and Hip Cuisine gives us options on where to open a new location, and whether it will be a Rawkin Juice or Hip Cuisine location. Although very similar to the Hip Cuisine model, the Rawkin Juice model is 100% Vegan and would be more successful in areas of Southern California. Hip Cuisine offers a complete menu with Cold Pressed juices and smoothies, but tailored to all. The Hip Cuisine menu is Vegan Friendly, but will have animal dishes for those who want this added to their dish.

 Competition

Currently throughout Latin America the fitness market is exploding and companies that offer a healthy alternative are growing, but they have not penetrated the market like that in the United States. The demand for a healthy, low cost, full menu offering is extremely high and the low labor costs make this a very attractive sector to enter into and grow very rapidly. With the successful completion of the asset purchase of Rawkin Juice we will have an established 100% Vegan brand in Southern California, and this will give us the ability to expand into the US market with the existing brand of Rawkin Juice and Hip Cuisine restaurants where we feel the Hip Cuisine model will serve better in that area.

Sources and Availability of Suppliers and Supplies

We have access to an adequate supply of products and food service from local markets that all deliver fresh, organic and raw ingredients.

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Dependence on One or a few Major Customers

We are not dependent on one or a few major customers into the foreseeable future.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the operation of any facility in any jurisdiction in which we would conduct activities.

Need for Government Approval for its Product or Services

We are not required to apply for or have any government approval for our products or services.

Employees

In addition to our officers and sole director, we currently have six (6) employees working at our flagship restaurant in Panama City, Panama.

Patents, Trademarks and Licenses

We have applied for our trademark and are awaiting approval; and we are not party to any license, franchise, concession, or royalty agreements or any labor contracts

Research and Development Activities and Costs

We have not incurred any expenses and have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

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Description of Property

We currently lease 152.18 sq. meters of space at Balboa Boutiques www.balboaboutiques.com located in Panama City, Panama. Our current lease term expires on February 27, 2017, but is automatically renewable for an additional thirty six (36) months under the original lease terms. Hip Cuisine intends to renew the lease when the term expires. The monthly lease payment is $3,671.38. We have entered into a five (5) year lease with Plaza 770 located in Costa del Este Panama and we are currently under construction and scheduled to open in January of 2017. This location will serve as our production kitchen and is a total of 288 sq. meters and the lease term expires December 1, 2021. Hip Cuisine intends to renew the lease when the term expires. The monthly lease payment is $11,808 which includes the 100 sq. foot terrace.

Legal Proceedings

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

Market for Common Equity and Related Stockholder Matters

No public market currently exists for shares of the Company’s Common Stock. Spartan Securities has filed an application on our behalf with FINRA to obtain a quotation on the OTC Markets. The Company’s application has been accepted and the Company has been assigned the symbol HIPC. There have been no trades in our stock since it began trading on December 29, 2016.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the Company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
b.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

1)	the bid and offer quotations for the penny stock;
2)	the compensation of the broker-dealer and its salesperson in the transaction;
3)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4)	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for the Company’s stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Holders of The Company’s Common Stock

As of the date of this Prospectus, the Company has 42 shareholders of record.

Reports

The Company is currently subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

Our transfer agent is West Coast Stock Transfer 721 N. Vulcan Ave. Ste. 205, Encinitas CA 92024. It’s phone number is (619) 664-4780

Management's Discussion and Analysis

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

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Plan of Operation

Our Business

Hip Cuisine, Inc. was incorporated in the state of Florida on March 24, 2014. Our United States offices are currently located at 2250 NW 114th Ave. Unit 1P, PTY 11020, Miami, FL 33172-3652. Our Panama offices are located at Balboa Boutiques, Ave. Balboa, Local B104, Panama City, Panama. Our telephone number is 011-507-6501-8105.

On September 30, 2014, we entered into a Share Exchange Agreement (the "Share Exchange Agreement") with Hip Cuisine, Inc., a Panamanian corporation incorporated pursuant to the laws of the Republic of Panama on February 24, 2014 ("Hip Panama"), and its sole shareholder, and our Chief Executive Officer, President and Director, Natalia Lopera, whereby we acquired one hundred percent (100%) of the issued and outstanding common stock of Hip Panama in exchange for 5,000,000 shares of our Common Stock. Upon the consummation of the Share Exchange Agreement, Hip Panama became a wholly-owned subsidiary of our Company.

Hip Cuisine, Inc. has created a restaurant concept that combines the Health Food restaurant which uses the brand Healthy, Vegan & Raw to identify to the public what it has to offer which is low sodium, low calorie, high in protein dishes and the ingredients are Vegan Friendly, Vegetarian and a full menu with fresh fish, chicken and steak the vegetables are purchased fresh daily from the local farmers market. We also added with the restaurant a full array of "Cold Press Juices & Smoothies". The United States is exploding with the Cold Press juice stores to meet the demand of the general public who have moved to a Healthier Diet and who are becoming more conscience of what foods they are consuming into their bodies.

We made the decision to open the first location in Panama City Panama for several reasons. The main reason was the fact that the Health & Fitness market in Central and South America was growing at a very rapid pace and compared to the United States the Cold Press and Healthy Food restaurants were virtually nonexistent. In fact we know of only four Vegan restaurants in all of Panama City. In addition, Panama City is one of the fastest growing cities in Latin America and with the expansion of the Panama Canal there is a very large international population and they are looking for Healthy alternative than what is currently being offered in Panama. The labor is substantially less yet the prices of the dishes are equal to that of the United States.

We opened for business in July of 2015 after 15 months of construction at the Balboa Boutiques shopping mall located on Ave. Balboa, which is a prime location in Panama City near the financial district and on the water. A major renovation to the "Cinta Costera" along Balboa now offers a biking and jogging trail along with exercise equipment, basketball and tennis courts and this extends for 5 kilometers along Balboa Ave. and continues over the water all the way to the Amador which is Panama City's main marina. Every Sunday they close Ave. Balboa and set up biking events and other events like Yoga classes and more.

 We have entered into a lease to open a second restaurant location, and we are currently under construction with the projected opening in January 2017. This location will be 288 square meters, which is much larger than our first location in the Balboa Boutiques shopping center in Panama City. The extra meters will be used to build the production kitchen where we will prepare the meal packages and juices for the other spoke locations and deliveries.

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We entered into an Asset Purchase Agreement with Rawkin Juice of Burbank California www.rawkinjuice,com, which upon the successful completion of this offering, or upon our ability to raise additional funds, and upon the successful completion of the Rawkin Juice 2015 and 2016 audits, we anticipate the closing on or before February 15, 2017. This will allow us to not only expand our offerings into the US market with an established brand like Rawkin Juice, but we now can offer a Hip Cuisine in areas that a Hip Cuisine “Vegan Friendly” offering would work better than a 100% Vegan offering like that of Rawkin Juice in Burbank California.

We have already designed and can order the packaging, labels and bottles for delivery. We currently use a POS system called LAVU and this can handle everything from inventory control, orders, menu and employee payroll. It is a complete system designed for restaurants and is scalable. The only additional cost is for the equipment for the additional restaurants, such as I-Pads, kitchen printer, fiscal printer and cashier I-pad and register, which is approximately $4,500 per location. Then we pay a monthly service fee that is approximately $105.00 per month.

We currently offer to our customers at the Balboa Boutiques locations the ability to purchase one day detox (6 juices) or 3 day detox (18 juices), as well as weekly meal plans. These plans range from $37.50 for the 1 day, $112.50 for the 3 day detox and $150 for the weekly meal plan.

We have budgeted a total cost of $16,000 to complete the website which will allow us to accept on line orders for our customers who want deliveries. Currently we use a delivery service to deliver orders, and they charge $3.50 per delivery and pay for the order when they pick up.

Our goals over the next twelve (12) months are to:

•	Complete the construction and open the second location in Plaza 770 in Costa del Este Panama .

•	Complete the Asset Purchase of Rawkin Juice located in Burbank California.

•

Locate and start construction of the "Hub & Spoke" locations. The production kitchens in Burbank and Costa del Este will produce and bottle the juices and smoothies, then deliver to the Spokes and other outlets throughout Panama and California such as local gyms and Health Food stores.

•	Develop the online ordering system for deliveries through the website.

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next twelve (12) months, assuming we are able to attract sufficient debt or equity financing. There can be no assurance that we will be able to attract financing and we may be required to scale back operations accordingly (See "Risk Factors").

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The following table outlines the planned use of working capital. There can be no assurance that such financing will be available to us, and our inability to obtain such financing would materially impact our ability to execute our business plan as outlined in this Registration Statement (See "Risk Factors").

	Months 1-3	Months 4 - 6	Months 7-9	Months 10-12	Total 12 months
Rent	$14,400	$14,400	$14,400	$28,800	$72,000
Payroll	$36,000	$36,000	$36,000	$72,000	$180,000
Loans	$10,000	$10,000	$15000	$25,000	$60,000
Supplies	$24,000	$24,000	$24,000	$48,000	$120,000
Utilities	$3,000	$3000	$3,000	$6,000	$15,000
Accounting	$4,500	$4,500	$4,500	$4,500	$18,000
Legal	$6,000	$6,000	$6,000	$6,000	$24,000
Auditing	$5,000	$5,000	$5,000	$15,000	$30,000
CFO	$4,500	$4,500	$4,500	$4,500	$18,000
Advertising	$3,000	$3,000	$3,000	$4,500	$13,500
Investor Relations	$15,000	$15,000	$15,000	$15,000	$60,000
Total Expenditures	$125,400	$125,400	$130,400	$229,300	$-

Milestones

Months 1 through 9

During the first nine (9) months we plan to:

O	Complete and open Costa del Este Panama and the production kitchen.

O	Enter into deliveries and monthly diet programs

O	Complete the asset Purchase of Rawkin Juice

O	Enter contract with four (4) Spoke locations for processing facilities

O	Launch new website to handle online deliveries and POS processing.

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Months 9 through 12

During the following three (3) months, we expect to achieve the following:

O	Enter into next round of financing to open six (6) more spokes.

O	Build an established board of directors with experience in the sector.

O	Set up an audit committee and employee ESOP plan.

We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing. There can be no assurance that additional financing will be available to us, or on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plan.

Liquidity and Results of Operations

The following table summarizes our results of operations for the nine month and three month period ended September 30, 2016 and 2015:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Statement of Operations Data:
Revenue	$27,387	$33,114	$98,347	$33,114
Cost of Goods Sold	10,833	14,078	32,341	14,078
Gross Profit	16,504	19,036	66,006	19,036
Operating Expenses	101,383	48,794	214,246	90,922
Loss From Operations	(84,879)	(29,758)	(148,240)	(71,886)
Other Income	0	0	0	7,443
Net Loss	$(84,879)	$(29,758)	$(148,240)	$(64,443)

For the nine months ended September 30, 2016 Compared to the nine months ended September 30, 2015

For the nine months ended September 30, 2016, we earned revenue of $98,347 compared to $33,114 for the nine months ended September 30, 2015. Cost of goods sold for the nine months ended September 30, 2016 were $32,341 resulting in a gross profit of $66,006, compared to cost of goods sold of $14,078 and gross profit $19,036 from the nine months ended September 30, 2015.

Operating expenses were $214,246 for the nine months ended September 30, 2016, compared to $90,922 from the nine months ended September 30, 2015, due to additional costs related to the completion and opening of our restaurant and costs associated with our current offering.

Operating expenses for the nine months ended September 30, 2016 were comprised of $20,947 for depreciation, $55,859 for professional fees, $110,647 for general and administrative, and $26,793 for salaries and wages. Operating expenses for the nine months ended September 30, 2015 were comprised of $6,472 for depreciation, $18,015 for professional fees, $58,678 for general and administrative, and $7,757 for salaries and wages.

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For the three months ended September 30, 2016 Compared to the three months ended September 30, 2015

For the three months ended September 30, 2016, we earned revenue of $27,387, compared to $33,114 for the three months ended September 30, 2015. Cost of goods sold for the three months ended September 30, 2016 were $10,883 resulting in a gross profit of $16,504 compared to cost of goods sold of $14,078 and gross profit $19,036 from the three months ended September 30, 2015.

Operating expenses were $101,383 for the three months ended September 30, 2016, compared to $48,794 from the three months ended September 30, 2015, due to additional costs related to the completion and opening of our restaurant and costs associated with our current offering.

Operating expenses for the three months ended September 30, 2016 were comprised of $7,088 for depreciation, $25,085 for professional fees, $60,859 for general and administrative, and $8,351 for salaries and wages. Operating expenses for the three months ended September 30, 2015 were comprised of $6,472 for depreciation, $5,375 for professional fees, $29,190 for general and administrative, and $7,757 for salaries and wages.

Liquidity and Capital Resources

Cash Flows

We fund our operations with cash generated from restaurant sales revenue, capital contributions, and issuances of common stock.

For the nine months ended September 30, 2016 Compared to the nine months ended September 30, 2015

Operating Activities

For the nine months ended September 30 2016, net cash used in operating activities was $141,948. This negative cash flow related to our net loss of $148,240, depreciation of $20,947, shares issued for consulting services of $9,500, a decrease in refundable sales taxes of $201, an increase in prepaid expenses of $20,709, and a decrease of $3,647 in accounts payables.

For the nine months ended September 30, 2015, net cash used in operating activities was $78,037. This negative cash flow related to our net loss of $64,443, depreciation of $6,472, an increase in refundable sales taxes of $2,478, a decrease in prepaid expenses of $5,643, and a decrease of $23,231 in accounts payables.

The increase of net cash used in operating cash flow was primarily due to an increase of net loss of $83,797.

Investing Activities

For the nine months ended September 30, 2016, net cash used in investing activities was $97,282 compared to net cash of $55,693 used during the nine months ended September 30, 2015. The cash used for both periods was primarily driven by the cost of building and purchasing equipment for the restaurant during those periods. Additional cash was used in the nine months ended September 30, 2016 related to construction in progress.

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Financing Activities

Net cash provided by financing activities was $331,113 for the nine months ended September 30, 2016. This was the result of $80,988 loans from related parties and proceeds from issuance of common stock for $250,125. Net cash provided by financing activities for the nine months ended September 30, 2015 was $140,501 through advances from related parties.

Material Commitments

The Company had no material commitments as of September 30, 2016.

Going Concern.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern which contemplates, amongst other things, the realization of assets and satisfaction of liabilities in the course of business.

We anticipate that our future liquidity requirements will arise from the need to fund our growth, pay our current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from private sources and/or debt financing.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements expressing concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Critical Accounting Policies

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and related disclosures about contingent assets and liabilities. We base these estimates and assumptions on historical experience and on various other information and assumptions that are believed to be reasonable under the circumstance. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as additional information is obtained, as more experience is acquired, as our operating environment changes and as new events occur. Our critical accounting policies are listed in the notes to our audited financial statements included in this registration Statement.

Future Financings.

We will continue to rely on equity sales of the Company’s Common Stock in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned operations

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Recently Issued Accounting Pronouncements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued but not yet adopted that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

Except as described herein, since inception, the Company has had no changes in or disagreements with its accountants.

Change in Independent Public Accountant

 1) Previous Independent Auditors:

On January 4, 2016, Cutler & Co., LLC (“Cutler”) resigned as the Company’s registered independent public accountant. On January 4, 2016, the Company engaged Pritchett, Siler & Hardy PC (“Pritchett”) as its new registered independent public accountant.

For the period from February 24, 2014 (“Inception”) to December 31, 2014, Cutler’s report did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

The decision to engage Pritchett was approved by the Company’s board of directors.

Through the period covered by the financial audit from February 24, 2014 (“Inception”) to ended December 31, 2014 there have been no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Cutler would have caused them to make reference thereto in their report on the financial statements. For the interim period through January 6, 2016 (the date of notification of resignation), there have been no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Cutler would have caused them to make reference thereto in their report on the financial statements.

We have authorized Cutler to respond fully to any inquiries of Pritchett.

During the period from February 24, 2014 (“Inception”) to December 31, 2014 and the interim period through January 6, 2016, there have been no reportable events between the Company and Cutler as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to Cutler prior to the date of the filing of this report and requested that Cutler furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report. A copy of this letter is filed as Exhibit 16.1 to this Form S1.

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2) New Independent Reporting Accountants:

On January 6, 2016, the Company engaged Pritchett, Siler & Hardy PC, as its new registered independent public accountant. During the period from February 24, 2014 (“Inception”) to December 31, 2014 and prior to January 6, 2016 (the date of the new engagement), we did not consult with Pritchett regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Pritchett, in either case where written or oral advice provided by Pritchett would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Quantitative and Qualitative Disclosures about Market Risk

None.

Directors, Executive Officers, Promoters and Control Persons

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name	Age	Position	Director Since

Natalia Lopera	29	President, CEO and Director	March 24, 2014

Douglas W. Samuelson	56	Chief Financial Officer	September 1, 2015

Natalia Lopera has held the offices/positions since the inception of the Company, and she is expected to hold said offices/positions until the next annual meeting of the shareholders.

Douglas W. Samuelson has held the offices/positions since September 1, 2015, and he is expected to hold said offices/positions until the next annual meeting of the shareholders.

The persons named above are the Company’s only officers, directors, promoters and control persons.

Background Information about The Company’s Officer and Director

Natalia A. Lopera, Age 29, Chief Executive Officer/President/Director

Ms. Lopera is our Founder and has served as our Chief Executive Officer, President and Director since our inception. She has over six (6) years of experience in management, sales and marketing, and product development. While working on her degree in communications in Medellin Colombia, Ms. Lopera started a retail apparel store in Medellin, Colombia and sold products wholesale to other apparel stores both locally and internationally from 2008 to 2011. In 2012, Ms. Lopera transferred to U.S.M.A. University in Panama City Panama to finish her degree in communications. In 2013, Ms. Lopera developed the concept of Hip Cuisine and opened the first location in Panama City Panama. Ms. Lopera currently devotes over 40 hours per week at the location and manages and operates the restaurant which also includes the marketing and social media. Ms. Lopera is not currently, nor has she previously served as an officer or director of any public company.

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Douglas W. Samuelson, Age 56, Chief Financial Officer

Mr. Samuelson has served as our Chief Financial Officer since September 1, 2015. He is a finance professional with progressive experience within public and private sectors with significant experience in Securities and Exchange Commission reporting and regulations, internal audit and Sarbanes-Oxley compliance, and business operations, systems, controls and processes for a wide variety of industries. From 2014 until 2015, Mr. Samuelson performed CFO contract services for a small public company, handling all SEC reporting and financial reporting responsibilities, performing consulting services to several public companies, primarily relating to Sarbanes-Oxley compliance, and assisting them with SEC financial reporting and GAAP technical consulting. From 2012 to 2014, Mr. Samuelson served as Chief Financial Officer to Medacata USA, Inc., An orthopedic distributor of hip, knee and spine implants and surgical instruments with $50 million in revenues. From 2011 to 2012, Mr. Samuelson performed consulting services to several public companies, primarily relating to Sarbanes-Oxley compliance. Also assist them with SEC financial reporting and GAAP technical consulting. From 2010-2011, Mr. Samuelson served as Director of Accounting and Financial Reporting for Response Genetics, Inc., a publicly traded company located in Loa Angeles, California . From 2005 to 2010, Mr. Samuelson was Director of Auditing Services for the CPA firm of J.H. Cohn, LLP located in Woodland Hills, California.

From 2002 to 2005, he served as Director of Accounting for The RAND Corporation in Santa Monica, California. From 1998 to 2002, Mr. Samuelson served as Senior Director of Finance and Accounting for Spirent Communications, Inc., a $500 million publicly traded network test and Measurement Company, located in Calabasas, California. From 1992 until 1998, Mr. Samuelson was Manager of Audit and Business Advisory Services for the accounting firm of Arthur Anderson, LLP located in Woodland Hills, California. Mr. Samuelson holds a Bachelor of Science degree in Accounting from the University of Utah, and a Master of Science degree in Computer Science from California State University, Northridge, College of Engineering. Mr. Samuelson devotes approximately ten (10) hour per week to our Company. Mr. Samuelson currently serves as the sole officer and director for Smack Sportswear, Inc. (OTCBB: SMAK). Except as described herein, Mr. Samuelson is not currently, nor has he previously served as an officer or director of any other public company.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no less than 1, but not more than 9 directors. Each director serves until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a) (15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

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Significant Employees

We have 6 employees other than the executive officers/director described above.

Family Relationships

There are no familial relationships between our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our Company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Executive Compensation and Corporate Governance

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our Company at any time during the year ended December 31, 2015 and period from February 24, 2014 (Inception) through December 31, 2014, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2014. The foregoing persons are collectively referred to herein as the “Named Executive Officers.” Compensation information is shown for fiscal year ended December 31, 2015 and period from February 24, 2014 (Inception) through December 31, 2014.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Natalia Lopera, President, Chief Executive Officer, Treasurer, and Director	2015	0	0	0	0	0	0	0	0

Douglas W. Samuelson, Chief Financial Officer	2015	0	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or un-exercisable options, as of the year ended December 31, 2015.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

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Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our director or executive officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Director Independence

The Board of Directors is currently composed of a single member. Natalia Lopera does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, the board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had the board of directors made these determinations, the board of directors would have reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Natalia Lopera, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Natalia Lopera collects and evaluates all shareholder communications. All communications addressed to the director and executive officer will be reviewed by Natalia Lopera, unless the communication is clearly frivolous.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information at December 31, 2016, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to the Company), (ii) the Director, (iii) the Executive Officer and (iv) our Executive Officer and Director as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of December 31, 2016, the Company had 6,585,333 shares of Common Stock issued and outstanding.

Beneficial Name of Owner	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership Before Offering (1)	Percentage of Ownership After Offering
Natalia Lopera	5,500,000	5,500,000	83.5%	72.5%
Our Officer and Director as a Group	5,500,000	5,500,000	83.5%	72.5%

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Shareholders

A total of 5,500,000 shares have been issued to the Company’s officer, director and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s common stock in any market that may develop, of which there can be no assurance. The principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

Transactions with Related Persons, Promoters and Certain Control Persons

On March 19, 2014, the Company issued 500,000 shares of its Common Stock to Natalia Lopera, our Chief Executive Officer, President and Director in consideration for services rendered in the formation and organization of the Company at a value of $500.

On September 30, 2014, the Company issued 5,000,000 shares of its Common Stock to Natalia Lopera, our Chief Executive Officer, President and Director, upon execution of the Share Exchange Agreement.

During the period ended December 31, 2014, Natalia Lopera, our Chief Executive Officer, President and Director, advanced $69,822 to the Company to finance the startup and general operation of the Company. At December 31, 2014, the full amount of the $69,822 advance was forgiven by Ms. Lopera.

During the year ended December 31, 2015, Natalia Lopera, our Chief Executive Officer, President and Director, advanced $143,284 to the Company to finance the startup and general operation of the Company and were included as due to shareholder as at December 31, 2015.

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On November 6, 2015, the Company issued 20,000 shares of our Common Stock to Frank Gillen, the spouse of our Chief Executive Officer, President and Director, for an aggregate value of $7,500, or $0.375 per share.

On September 1, 2016 and October 12, 2016, respectively, Frank Gillen, the husband of our Chief Executive Officer and Sole Director, Natalia Lopera, purchased 25,000 and 150,600 shares, respectively, in our prior S-1 offering at a purchase price of $0.375 per share, for an aggregate value to the Company of $65,850. With these purchases, Mr. Gillen owns a total of 195,600 shares of the Company’s common stock, or approximately 2.9% of the total shares of our common stock outstanding.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which the Company was or is a party since the beginning of the last fiscal year, or in any proposed transaction to which the Company proposes to be a party:

(A) any of the director(s) or executive officer(s);

(B) any nominee for election as one of the Company’s directors;

(C) any person who is known by the Company to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company’s Common Stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

There are not currently any conflicts of interest by or among the Company’s current officer, director, key employee or advisors. The Company has not yet formulated a policy for handling conflicts of interest, if any arise; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, the Company will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Available Information

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). We are subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, pursuant to Section 13(a) or 15(d) of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

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HIP CUISINE, INC.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(UNAUDITED)

F-1

HIP CUISINE, INC.

Consolidated Condensed Balance Sheets

(Unaudited)

	September 30, 2016	December 31, 2015

ASSETS
Current Assets
Cash and cash equivalents	$94,236	$2,354
Refundable sales taxes	2,560	2,761
Prepaid and deposits	32,494	11,785
Total Current Assets	129,290	16,900
Property, plant and equipment, net	95,913	87,353
Construction in Progress	82,776	-
TOTAL ASSETS	$307,979	$104,253

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$9,219	$12,867
Due to shareholder	224,272	143,284
TOTAL LIABILITIES	233,491	156,151

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 6,252,333 and 5,520,000 shares issued and outstanding, respectively	6,252	5,520
Additional paid-in capital	356,195	82,302
Accumulated Deficit	(287,959)	(139,720)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	74,488	(51,898)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$307,979	$104,253

The accompanying notes are an integral part of these consolidated financial statements.

F-2

HIP CUISINE, INC.

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

REVENUES	$27,387	$33,114	$98,347	$33,114
COST OF GOODS SOLD	10,883	14,078	32,341	14,078
GROSS PROFIT	16,504	19,036	66,006	19,036

OPERATING EXPENSES
Depreciation	7,088	6,472	20,947	6,472
General and administrative	60,859	29,190	110,647	58,678
Professional fees	25,085	5,375	55,859	18,015
Salaries and wages	8,351	7,757	26,793	7,757
Total Operating Expenses	101,383	48,794	214,246	90,922

LOSS FROM OPERATIONS	(84,879)	(29,758)	(148,240)	(71,886)

OTHER INCOME
Advances forgiven	-	-	-	7,443
Total Other Income	-	-	-	7,443

LOSS BEFORE INCOME TAXES	(84,879)	(29,758)	(148,240)	(64,443)
Provision for income taxes	-	-	-	-

NET LOSS	$(84,879)	$(29,758)	$(148,240)	$(64,443)

Basic and Diluted Income per Common Share	$(0.01)	$(0.01)	$(0.03)	$(0.01)

Basic and Diluted Weighted Average Common Shares Outstanding	5,809,022	5,500,000	5,617,504	5,500,000

The accompanying notes are an integral part of these financial statements

F-3

HIP CUISINE, INC.

Consolidated Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
NET LOSS	$(148,240)	$(64,443)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	20,947	6,472
Share issued for consulting services	9,500	-
Changes in operating assets and liabilities:
Refundable sales taxes	201	(2,478)
Prepaid expenses	(20,709)	5,643
Accounts payable and accrued liabilities	(3,647)	(23,231)
Net cash used in operating activities	(141,948)	(78,037)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(14,507)	(55,693)
Construction work in progress	(82,776)	-
Net cash used in investing activities	(97,283)	(55,693)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	250,125	-
Advances from shareholder	80,988	140,501
Net cash provided by financing activities	331,113	140,501

Net increase in cash and cash equivalents	91,882	6,771
Cash and cash equivalents - beginning of period	2,354	2,420
Cash and cash equivalents - end of period	$94,236	$9,191

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash Financing and Investing Activities
Shares issued for asset purchase	$15,000	$-
Advances forgiven by prior officer	$-	$7,443

The accompanying notes are an integral part of these financial statements

F-4

HIP CUISINE, INC.

Notes to the Condensed Consolidated Financial Statements

For The Nine Months Ended September 30, 2016

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Hip Cuisine, Inc. (the “Company” or “HIP”) was incorporated in the State of Florida on March 19, 2014. The Company’s sole subsidiary Hip Cuisine, Inc. (“HCP”) was incorporated in Panama on February 24, 2014. The Company’s fiscal year end is December 31.

The Company intends to open Latin American fusion restaurants that deliver fast nutritious healthy food in Panama, Colombia and Miami, Florida, USA.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information regarding the Company's significant accounting policies, refer to the audited financial statements and for the year ended December 31, 2015. The financial statements are stated in United States dollars.

Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Hip Cuisine, Inc. (Panama). All material intercompany balances and transactions have been eliminated.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet generated significant revenues since inception. As at September 30, 2016, the Company has an accumulated loss from operations of $287,959. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future and repay its liabilities arising from normal business operations as they become due.

F-5

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

	September 30, 2016	December 31, 2015
Equipment	$74,184	$45,331
Furniture	10,113	9,459
Leasehold improvement	45,572	45,572
Less accumulated depreciation	(33,956)	(13,009)
	$95,913	$87,353

The Company started to depreciate its fixed assets from July 1, 2015. During the nine months ended September 30, 2016 and 2015, the depreciation cost was $20,947 and $6,472, respectively.

In August 2016, the Company has acquired a Juice Press at $18,500 to be used in the production kitchen in the restaurant located at Plaza 770 in Costa del Este, Panama currently under construction. Depreciation will be taken on the Juice Press when placed into operation upon the anticipated completion of the restaurant in December 2016.

NOTE 5 - CONSTRUCTION IN PROGRESS

On August 18, 2016, the Company entered into an agreement for the construction of a restaurant located in Costa del Este, Panama. The construction project started in September 2016 and is scheduled to be completed in December 2016.

As of September 30, 2016, the total costs of the construction project have been capitalized in the amount of $82,776.

NOTE 6 - RELATED PARTIES TRANSACTIONS

During the period ended December 31, 2015, the sole officer advanced $143,284 by the way of loans to the Company to finance the startup and general operation of the Company. During the period ended September 30, 2016, this officer advanced another $80,988 to the Company by the way of loans.

As at September 30, 2016 and December 31, 2015, the Company owed $224,272 and $143,284 to this officer, respectively. These loans are non-interesting bearing and due on demand.

NOTE 7 - SHARE CAPITAL

Preferred Stock

The Company has 1,000,000 authorized preferred shares at $0.001 par value.

There were no shares of preferred stock issued and outstanding as of September 30, 2016.

Common Stock

On June 29, 2016, the Company issued 25,333 restricted common shares at $0.375 as partial deposit payment for a consulting contract on the second restaurant location in Costa del Este, Panama which started in September 2016.

During the nine months ended September 30, 2016, the Company issued 667,000 unrestricted common shares for cash at $0.375.

On August 29, 2016, the Company issued 40,000 restricted common shares at $0.375 as partial payment for the acquisition of kitchen equipment and supplies.

There were 6,252,333 shares of common stock issued and outstanding as of September 30, 2016.

F-6

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company currently leases 152.18 square meters of space at Balboa Boutiques located in Panama City, Panama. The current lease term began on July 1, 2015 and expires on February 27, 2017, but is automatically renewable for an additional thirty-six months under the original lease terms. The Company intends to renew the lease when the term expires. The monthly lease payment is $3,671 per month. This location serves as the Company’s only facility for day to day operations.

On January 22, 2016, the Company entered into a 5 year lease agreement, which will start from 2016 August, for a second restaurant location in Costa del Este Panama. The total square meters is 182.72 and the rent for the location will be approximately $8,222 per month. On March 1, 2016, the Company added a mezzanine level to the location and entered into an addition to the original lease to add 99.63 square meters to the location with the addition of a mezzanine level. The additional rent for the mezzanine will be approximately $2,200 per month. The lease automatically goes to a month to month rental after 5 years until a new contract is entered into.

The Company has no other commitments or contingencies as of September 30, 2016.

The following is a schedule by years of minimum future rentals on leases as of September 30, 2016:

Year Ending December 31:

2016	$11,013
2017	169,116
2018	169,116
2019	169,116
2020	132,406
Later Years	125,064
Total minimum future rentals	$775,831

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 9 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these consolidated financial statements were available to be issued. Based on our evaluation no other material events have occurred that require disclosure, other than stated below.

On October 12, 2016, the Company issued 333,000 common shares at $0.375 to complete and close its registered public offering of 1,000,000 shares of its common stock.

On October 24, 2016, the Company entered into an asset purchase agreement whereby the Company has agreed to acquire the assets included in the purchase agreement, in exchange for the Company assuming liabilities of approximately $300,000. The closing on the assets will occur on February 15, 2017.

F-7

HIP CUISINE, INC.

INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM FEBRUARY 24, 2014 (“INCEPTION”) TO DECEMBER 31, 2014

F-8

Report of Independent Registered Public Accounting Firm

Board of Directors

Hip Cuisine, Inc.

Miami, Florida

We have audited the accompanying consolidated balance sheets of Hip Cuisine, Inc. and subsidiary company as of December 31, 2014, and the related consolidated statement of operations, changes in shareholder’s equity and cash flows for the period from inception (February 24, 2014) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hip Cuisine, Inc. and subsidiary as of December 31, 2014 and the related consolidated statement of operations and cash flows for the period from inception (February 24, 2014) to December 31, 2014 and are in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has recurring losses since inception, an accumulated deficit and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cutler & Co., LLC

Wheat Ridge, Colorado August 29, 2015

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033 ~ Phone 303-968-3281 ~ Fax 303-456-7488 ~ www.cutlercpas.com

F-9

HIP CUISINE, INC.

Consolidated Balance Sheets

	December 31, 2015	December 31, 2014

ASSETS
Current Assets
Cash and cash equivalents	$2,354	$2,420
Refundable sales taxes	2,761	444
Prepaid and deposits	11,785	17,428
Total Current Assets	16,900	20,292
Property, plant and equipment, net	87,353	43,884
TOTAL ASSETS	104,253	64,176

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$12,867	$30,023
Due to related party	143,284	-
TOTAL LIABILITIES	156,151	30,023

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 1,000,000 shares authorized;
0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized;
5,520,000 and 5,500,000 shares issued and outstanding, respectively	5,520	5,500
Additional paid-in capital	82,302	74,822
Accumulated Deficit	(139,720)	(46,169)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(51,898)	34,153
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$104,253	$64,176

The accompanying notes are an integral part of these audited financial statements

F-10

HIP CUISINE, INC.

Consolidated Statements of Operations

		For the Period from
		February 24, 2014
	Year Ended	(Inception) to
	December 31,	December 31,
	2015	2014

REVENUES	$53,461	$-
COST OF GOODS SOLD	23,222	-
GROSS PROFIT	30,239	-

OPERATING EXPENSES
Depreciation	13,009	-
General and administrative	79,407	19,568
Professional fees	24,015	26,601
Salary and wages	14,802	-
Total Operating Expenses	131,233	46,169

LOSS FROM OPERATIONS	(100,994)	(46,169)

OTHER INCOME
Advances forgiveness	7,443	-
Total Other Income	7,443	-

LOSS BEFORE INCOME TAXES	(93,551)	(46,169)
Provision for income taxes	-	-

NET LOSS	$(93,551)	$(46,169)

Basic and Diluted Income per Common Share	$(0.02)	$(0.02)
Basic and Diluted Weighted Average Common Shares Outstanding	5,503,068	2,114,583

The accompanying notes are an integral part of these audited financial statements.

F-11

HIP CUISINE, INC.

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Common Stock		Additional		Total
	Number of		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance - February 24, 2014 (Inception)	-	$-	$-	$-	$-
Common shares issued for cash at $0.001 per share	500,000	500	-	-	500
Common shares issued to acquire shares in Hip Cuisine, Inc. Panama	5,000,000	5,000	5,000	-	10,000
Debt forgiveness from shareholder	-	-	69,822	-	69,822
Net loss	-	-	-	(46,169)	(46,169)
Balance - December 31, 2014	5,500,000	5,500	74,822	(46,169)	34,153
Common shares issued for cash at $0.50 per share	20,000	20	7,480	-	7,500
Net loss	-	-	-	(93,551)	(93,551)
Balance - December 31, 2015	5,520,000	$5,520	$82,302	$(139,720)	$(51,898)

The accompanying notes are an integral part of these audited financial statements.

F-12

HIP CUISINE, INC.

Consolidated Statements of Cash Flows

		For the Period from
		February 24, 2014
	Year Ended	(Inception) to
	December 31,	December 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
NET LOSS	$(93,551)	$(46,169)
Adjustments to reconcile net loss to net cash from operating activities:
Advances forgiveness	7,443	-
Depreciation	13,009	-
Changes in operating assets and liabilities:
Refundable sales taxes	(2,317)	(444)
Prepaid expenses	5,643	(17,428)
Accounts payable and accrued liabilities	(24,599)	30,023
Net cash used in operating activities	(94,372)	(34,018)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(56,478)	(43,884)
Net cash used in investing activities	(56,478)	(43,884)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from shareholder	143,284	79,822
Proceeds from issuance of common stock	7,500	500
Net cash provided by financing activities	150,784	80,322

Net (decrease) increase in cash and cash equivalents	(66)	2,420
Cash and cash equivalents - beginning of period	2,420	-
Cash and cash equivalents - end of period	$2,354	$2,420

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash Financing and Investing Activities
Advances forgiveness by prior officer	$7,443	$-
Loan forgiveness by shareholder	$-	$69,822

The accompanying notes are an integral part of these audited financial statements

F-13

HIP CUISINE, INC.

Notes to the Consolidated Financial Statements

December 31, 2015

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Hip Cuisine, Inc. (“HIP”) was incorporated in the State of Florida on March 24, 2014. Hip Cuisine, Inc. (“HCP”) was incorporated in Panama on February 24, 2014. Both companies (collectively “the Company”) were 100% owned by the same individual, their sole director and officer. On September 30, 2014, HIP issued 5,000,000 common shares in exchange for 100% of the issued and outstanding HCP shares. As a result of this share exchange, HCP became a 100% subsidiary of HIP. As this exchange was a transaction between entities under common control, the Company has reported the results of operations for the period in a manner similar to a pooling of interests and has consolidated results of both HIP and HCP since the dates of their respective inceptions on March 24, 2014 and February 24, 2014 through the Company’s financial year end of December 31.

The Company intends to open Latin American fusion restaurants that deliver fast nutritious healthy food in Panama, Colombia and Miami, Florida, USA.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Basis of Consolidation

These consolidated financial statements include the accounts of Hip Cuisine, Inc. (Florida) and its wholly-owned subsidiary, Hip Cuisine, Inc. (Panama). All material intercompany balances and transactions have been eliminated.

Foreign Currency Translation and Re-measurement

The Company's functional currency and reporting currency is U.S. dollar. The functional currency of the Company’s subsidiary is Panamanian Balboa. All transactions initiated in Panamanian Balboa are translated into U.S. dollars in accordance with ASC 830-30, "Translation of Financial Statements," as follows:

i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date.
ii)	Equities at historical rate
iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

The Panamanian Balboa is pegged with US dollar at par and consequently the Company recognized no gain or loss on foreign exchange translations during year ended December 31, 2015 and the period from February 24, 2014 (Inception) through December 31, 2014.

F-14

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The fair value of the Company’s financial instruments approximates their carrying amounts due to their immediate or short term maturity.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-15

Inventories

Inventories are stated at the lower of cost or market. Cost is computed using weighted average cost, which approximates actual cost, on a first-in, first-out basis. Inventories on hand are evaluated on an on-going basis to determine if any items are obsolete or in excess of future needs. Items determined to be obsolete are reserved for. The Company provides for the possible inability to sell its inventories by providing an excess inventory reserve. As at December 31, 2015 and 2014, the Company had no inventory and determined that no reserve was required.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Cost includes all direct costs necessary to acquire and prepare assets for use, including internal labor and overhead in some cases.

The costs of repairs and maintenance are expensed when incurred, while expenditures for refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. When assets are retired or sold, the asset cost and related accumulated depreciation are eliminated with any remaining gain or loss recognized in net earnings.

Depreciation of property, plant and equipment, which includes assets under capital leases, is provided on the straight-line method over estimated useful lives, generally ranging from 5 years for equipment. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the related lease life, generally 5 years. For leases with renewal periods at the Company’s option, the Company generally use the original lease term, excluding renewal option periods, to determine estimated useful lives. If failure to exercise a renewal option imposes an economic penalty to the Company, the Company may determine at the inception of the lease that renewal is reasonably assured and include the renewal option period in the determination of the appropriate estimated useful lives.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605, "Revenue Recognition", only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Share-based Expenses

ASC 718 “Compensation - Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

F-16

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company did not have share-based expenses during year ended December 31, 2015 and the period from February 24, 2014 (Inception) through December 31, 2014.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As at December 31, 2015 and 2014, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Loss per Share

The Company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company had no potentially dilutive securities, such as convertible debt, options or warrants, issued and outstanding during year ended December 31, 2015 and the period from February 24, 2014 (Inception) through December 31, 2014.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet generated significant revenues since inception. As at December 31, 2015, the Company has an accumulated loss from operation of $139,720. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future and repay its liabilities arising from normal business operations as they become due.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT, NET

	December 31, 2015	December 31, 2014
Equipment	$45,331	$15,190
Furniture	9,459	-
Leasehold improvements	45,572	28,694
Less accumulated depreciation	(13,009)	-
	$87,353	$43,884

F-17

The Company did not record any depreciation expense in the period from February 24, 2014 (“Inception”) to June 30, 2015 since the above assets were not ready for use as at June 30, 2015. During July 1, 2015 to December 31, 2015, the Company recognized depreciation of $13,009.

NOTE 5 - SHAREHOLDER’S EQUITY

Authorized Stock

The Company has authorized 1,000,000 preferred shares with a par value of $0.001 per share.

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Preferred Share Issuances

As at December 31, 2015 and 2014, the Company did not have preferred shares issued and outstanding.

Common Share Issuances

On March 24, 2014, the Company issued 500,000 common shares to its sole officer and director as founder’s shares for cash of $500.

On September 30, 2014, the Company issued 5,000,000 common shares to its sole officer and director upon execution of the share exchange with Hip Cuisine, Inc. Panama valued at $10,000.

On November 6, 2015, the Company issued 20,000 with price of $0.50 per share to a related party, Frank Gillen, for cash of $7,500.

As at December 31, 2015 and December 31, 2014, the Company had 5,520,000 and 5,500,000 common shares issued and outstanding, respectively.

Additional Paid in Capital

During the period from February 24, 2014 to December 31, 2014, the sole officer and director of the Company advanced $69,822 to the Company to finance the startup and general operation of the Company. At December 31, 2014, the full amount of the $69,822 advance was forgiven by the sole officer and director. The gain on forgiveness of this related party debt has been recognized in additional paid in capital.

NOTE 6 - INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

F-18

The provisions for refundable federal income tax at 34% and Panama income tax at 25% for the years ended December 31, 2015 and 2014 consist of the following:

		For the Period from
		February 24, 2014
	Year Ended	(Inception) to
	December 31,	December 31,
	2015	2014
Income tax expense (benefit) at statutory rate	$(24,418)	$(15,697)
Valuation allowance	24,418	15,697
Income tax expense (benefit)	$-	$-

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as at December 31, 2015 and 2014 are as follows:

	December 31,	December 31,
	2015	2014
NOL Carryover	$40,115	$15,697
Valuation allowance	(40,115)	(15,697)
Net deferred tax asset	$-	$-

The Company has approximately $139,720 of net operating losses (“NOL”) carried forward to offset taxable income in future years which expire commencing in fiscal 2033. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets relating to NOLs for every period because it is more likely than not that all of the deferred tax assets will not be realized.

NOTE 7 - RELATED PARTIES TRANSACTIONS

During the period from February 24, 2014 to December 31, 2014, the sole officer and director of the Company advanced $69,822 to the Company to finance the startup and general operation of the Company. At December 31, 2014, the full amount of the $69,822 advance was forgiven by the sole officer and director. The gain on forgiveness of this related party debt has been recognized in additional paid in capital.

During the period ended December 31, 2015, the sole officer advanced $143,284 by the way of loans to the Company to finance the startup and general operation of the Company. As at December 31, 2015 and 2014, the Company owed $143,284 and $0 to this officer, respectively. These loans are non-interesting bearing and due on demand.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company currently leases 152.18 sq. meters of space at Balboa Boutiques located in Panama City, Panama. The current lease term begins on July 1, 2015 and expires on February 27, 2017, but is automatically renewable for an additional thirty six (36) months under the original lease terms. The Company intends to renew the lease when the term expires. The monthly lease payment is $3,671 per month. This location serves as the Company’s only facility for day to day operations.

The Company has no other commitments or contingencies as of December 31, 2015.

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 9 - SUBSEQUENT EVENTS

On January 22, 2016 Hip Cuisine entered into a 5 years lease agreement for a second restaurant location in Costa del Este Panama. The total square meters is 182.72 and the rent for the location will be approximately $8,222 per month. On March 01, 2016 Hip added a mezzanine level to the location and entered into an addition to the original lease to add 99.63 square meters to the location with the addition of a mezzanine level. The addition rent for the mezzanine will be approximately $2,200 per month. The lease automatically goes to a month to month rental after 5 years until a new contract is entered into.

Management has evaluated subsequent events through the date these consolidated financial statements were available to be issued. Based on our evaluation no other material events have occurred that require disclosure.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or expected relating to this Prospectus and distribution are as follows:

Transfer Agent	$1,000
Legal and Accounting	7,500
Total Offering Expenses	$8,500

ITEM 14: INDEMNIFICATION OF OFFICERS AND DIRECTORS

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

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Our Bylaws provides that we shall indemnify our officers, directors, and employees, and agents unless specifically approved in writing by the board of directors, to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act, or the FBCA, as it existed when the Bylaws were adopted or as it may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than were permitted prior to such amendment. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent; provided, however, that we shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by the our board of directors.

The Bylaws also provide that such rights of indemnification shall be a contract right and shall include the right to be paid by us for all reasonable expenses incurred in defending any such proceeding in advance of final disposition; provided, however , that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our Bylaws or Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 19, 2014, the Company issued 500,000 shares of its Common Stock to Natalia Lopera, our Chief Executive Officer, President and Director in consideration for services rendered in the formation and organization of the Company at a value of $500.

On September 30, 2014, the Company issued 5,000,000 shares of its Common Stock to Natalia Lopera, our Chief Executive Officer, President and Director, upon execution of the Share Exchange Agreement.

On November 6, 2015, the Company issued 20,000 shares of our Common Stock to Frank Gillen, the spouse of our Chief Executive Officer, President and Director, for an aggregate value of $7,500, or $0.50 per share.

All of the above offerings and sales were deemed to be exempt under Section 4(2) and Regulation S of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons who are non-U.S. residents, and transfer was restricted by Hip Cuisine, Inc., in accordance with the requirements of the Securities Act of 1933.

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ITEM 16: EXHIBIT AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.2	Bylaws of Registrant.

5.1	Legal Opinion and Consent of O’Neal Law Office

10.1	Share Exchange Agreement dated September 30, 2014

10.2	Asset Purchase Agreement

23.1	Consent of Pritchett, Siler & Hardy P.C.

23.2	Consent of Cutler & Co LLC.

99.1	Form of Subscription Agreement

ITEM 17: UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(D) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Miami, Florida on January 6, 2017.

Hip Cuisine, Inc.

By:	/s/ Natalia Lopera
Natalia Lopera
Chief Executive Officer, Principal Executive Officer

By:	/s/ Douglas W. Samuelson
Douglas W. Samuelson Chief Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Natalia Lopera	Chief Executive Officer	January 6, 2017
Natalia Lopera	Title	Date

/s/ Natalia Lopera	Principal Executive Officer	January 6, 2017
Natalia Lopera	Title	Date

/s/ Natalia Lopera	Director	January 6, 2017
Natalia Lopera	Title	Date

/s/ Douglas W. Samuelson	Chief Financial Officer	January 6, 2017
Douglas W. Samuelson	Title	Date

/s/ Douglas W. Samuelson	Principal Accounting Officer	January 6, 2017
Douglas W. Samuelson	Title	Date

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